                                                                    EXHIBIT 3.57


                           ARTICLES OF INCORPORATION
                                       OF
                           HATTECH ACQUISITION, CORP.

     The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, adopts the following Articles of
Incorporation:

                                   ARTICLE I
                                      NAME

     The name of the corporation is HATTECH ACQUISITION, CORP. (hereinafter called the "Corporation").

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS

    The principal office and mailing address of the Corporation is: c/o Orius Corp., 1401 Forum Way, Suite 400, West Palm Beach, FL 33401.

                                  ARTICLE III
                                 CAPITAL STOCK

     The number of shares of stock that the Corporation is authorized to issue is One Thousand (1,000) shares, One Cent ($0.01) par value per share, of common stock. Each issued and outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.

                                   ARTICLE IV
                                INITIAL DIRECTOR

     The name and street address of the individual who is to serve as the initial director of the Corporation is:

               NAME:                         ADDRESS:

               William J. Mercurio           1401 Forum Way, Suite 400
                                             West Palm Beach, Florida 33401


Prepared by:
Donn A. Beloff, Esq.
350 E. Las Olas Blvd., Suite 1600
Ft. Lauderdale, Florida 33301
(954)463-2700
Florida Bar No. 222429

                                   ARTICLE V
                      INITIAL REGISTERED OFFICE AND AGENT

         The street address of the Corporation's initial registered office is:
350 E. Las Olas Blvd., Suite 1600, Ft. Lauderdale, Florida 33301. The name of the Corporation's initial registered agent at that office is: American Information Services, Inc.

                                   ARTICLE VI
                                  INCORPORATOR

         The name and street address of the incorporator of the Corporation is:
Donn A. Beloff, 350 E. Las Olas Blvd., Suite 1600, Ft. Lauderdale,
Florida 33301.
                                  ARTICLE VII
                                INDEMNIFICATION

         The Corporation shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or a director, to the full extent now or hereafter permitted by law.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 23rd day of May, 2000.

                                                  /s/ DONN A. BELOFF
                                                  ------------------------------
                                                  DONN A. BELOFF, Incorporator

                          CERTIFICATE OF ACCEPTANCE BY
                                REGISTERED AGENT


         Pursuant to the provisions of Section 607.0501 of the Florida Business Corporation Act, the undersigned submits the following statement in accepting the designation as registered agent and registered office of HATTECH ACQUISITION, CORP. a Florida corporation (the "Corporation"), in the Corporation's articles of incorporation:

         Having been named as registered agent and to accept service of process for the Corporation at the registered office designated in the Corporation's article of incorporation, the undersigned accepts the appointment as registered agent and agrees to act in this capacity. The undersigned further agrees to comply with the provisions of all statutes relating to the proper and complete performance of its duties, and the undersigned is familiar with and accepts the obligation of its position as registered agent.


         IN WITNESS WHEREOF,the undersigned has executed this Certificate this 23rd day of May, 2000.


                                      AMERICAN INFORMATION SERVICES, INC.



                                      By: /s/ MARLA R. MAYSTER
                                          -------------------------------------
                                          Marla R. Mayster, Assistant Secretary

================================================================================

                                STATE OF FLORIDA

                                     [LOGO]

                              DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Merger, filed on June 1, 2000, for HATTECH ACQUISITION, CORP., the surviving Florida entity, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H00000029700. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this entity is P00000051034.

                    Given under my hand and the
                    Great Seal of the State of Florida,
                    at Tallahassee, the Capital, this the
                    First day of June, 2000

Authentication Code: 600A00031028-060100-P00000051034-1/1






[SEAL]
                                 /s/ KATHERINE HARRIS
                                     Katherine Harris
                                     Secretary of State

================================================================================

                               ARTICLES OF MERGER

                                       OF

                                 HATTECH, INC.
                            (a Virginia corporation)

                                 WITH AND INTO

                           HATTECH ACQUISITION, CORP.
                            (a Florida corporation)


     Pursuant to the provisions of Section 607.1105 of the Florida Business Corporation Act (the "Act"), Hattech, Inc., a Virginia corporation (the "Subsidiary"), and Hattech Acquisition, Corp., a Florida corporation (the "Parent"), hereby execute and adopt the following Articles of Merger as of May 26, 2000 and certify as follows:

     1. The names of the corporations which are parties to the merger contemplated by these Articles of Merger (the "Merger") are Hattech, Inc. and Hattech Acquisition, Corp. Hattech Acquisition, Corp. is the surviving corporation in the Merger.

     2. A copy of the Plan of Merger is attached hereto as Exhibit "A" and is incorporated herein by reference as if fully set forth herein.

     3. The Plan of Merger was approved by the Board of Directors of Hattech Acquisition, Corp. on May 26, 2000. Pursuant to Section 607.1104 of the Act, approval is not required by the shareholders of the Parent, the shareholders of the Subsidiary or the Board of Directors of the Subsidiary.

     4.   The effective date of the Merger shall be June 1, 2000.



Prepared by:
Kathleen A. Brown, Esq.
Akerman, Senterfitt & Eidson, P.A.
350 E. Las Olas Blvd., Suite 1600
Ft. Lauderdale, FL 33301
(954) 463-2700
Florida Bar No. 0152005

         IN WITNESS WHEREOF, the parties have caused these Articles of Merger to be executed as of the date first above written.


                                       HATTECH, INC.

                                       By: /s/ WILLIAM J. MERCURIO
                                          --------------------------------------
                                          William J. Mercurio
                                          Executive Vice President


                                       HATTECH ACQUISITION, CORP.

                                       By: /s/ WILLIAM J. MERCURIO
                                          --------------------------------------
                                          William J. Mercurio
                                          Executive Vice President

                                                                       EXHIBIT A

                                 PLAN OF MERGER

         This Plan of Merger (this "Plan") has been adopted as of the 26th day of May, 2000 by HATTECH ACQUISITION, CORP., a Florida corporation ("Parent").

                                    RECITALS

         The Board of Directors of Parent has determined that it is advisable and in the best interest of Parent and Hattech, Inc., a Virginia corporation and wholly-owned subsidiary of Parent (the "Virginia Subsidiary"), that Virginia Subsidiary be merged (the "Merger") with and into Parent on the terms and subject to the conditions set forth herein. Neither the Parent nor the Virginia Subsidiary is required to obtain shareholder approval pursuant to the Florida Business Corporation Act (the "FBCA") or the Virginia Stock Corporation Act ("VSCA").

                                   ARTICLE I

                                   THE MERGER

         At the Effective Time (as defined in Article V hereof), the Virginia Subsidiary shall merge with and into Parent in accordance with the FBCA and the VSCA, and the separate existence of the Virginia Subsidiary shall cease and the Parent shall thereafter continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Florida.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

         a. At the Effective Time, the Articles of Incorporation of Parent, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

         b. At the Effective Time, the Bylaws of Parent, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed.

         c. At the Effective Time, the officers and directors of the Parent shall be the officers and directors of the Surviving Corporation until their successors are elected and have qualified.

                                  ARTICLE III

                     MANNER AND BASIS OF CONVERTING SHARES

         a. At the Effective Time, each issued and outstanding share of common stock, par value $.01 per share, of the Virginia Subsidiary shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled.

         b. At the Effective Time, each share of capital stock of the Virginia Subsidiary held in treasury shall be canceled and extinguished.

                                   ARTICLE IV

                                EFFECT OF MERGER

     At the Effective Time, all property, rights, privileges, powers and franchises of the Virginia Subsidiary shall vest in the Surviving Corporation, and all liabilities and obligations of the Virginia Subsidiary shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE V

                                 EFFECTIVE TIME

     As used in this Agreement, the term "Effective Time" shall mean June 1, 2000.

                                   ARTICLE VI

                    AMENDMENT, MODIFICATION AND TERMINATION

     The Board of Directors of Parent may amend, terminate and/or abandon the Merger at any time prior to the Effective Time.

================================================================================

                                STATE OF FLORIDA

                                     [LOGO]

                              DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Amendment, filed on June 1, 2000, to Articles of Incorporation for HATTECH ACQUISITION, CORP. which changed its name to HATTECH, Inc., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H00000028702. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P00000051034.

                    Given under my hand and the
                    Great Seal of the State of Florida,
                    at Tallahassee, the Capital, this the
                    First day of June, 2000

Authentication Code: 600A00031030-060100-P00000051034-1/1






[SEAL]
                                 /s/ KATHERINE HARRIS
                                     Katherine Harris
                                     Secretary of State

================================================================================

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                           HATTECH ACQUISITION, CORP.


         Pursuant to Section 607.1003 of the Florida Business Corporation Act, the undersigned Executive Vice President of Hattech Acquisition, Corp., a Florida corporation (the "Corporation"), hereby executes and submits for filing with the Department of State, State of Florida these Articles of Amendment to the Articles of Incorporation of the Corporation to read as follows:

                                  ARTICLE I - NAME

         The name of this corporation is HATTECH, INC. (hereinafter called the "Corporation").

         The above amendment to Article I was adopted by the board of directors and sole shareholder of the Corporation on May 26, 2000.

         The number of votes cast by the sole shareholder for the amendment to
Article I was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned Executive Vice President has executed these Articles of Amendment this 31st day of May, 2000.


                                             HATTECH ACQUISITION, CORP.

                                             By: /s/ WILLIAM J. MERCURIO
                                                --------------------------------
                                                William J. Mercurio
                                                Executive Vice President

Prepared by:
Kathleen A. Brown, Esq.
Akerman, Senterfitt & Eidson, P.A.
350 E. Las Olas Blvd., Suite 1600
Ft. Lauderdale, Florida 33301
(954) 463-2700
Florida Bar No. 0152005